UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 8, 2007 (February 7, 2007)
O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3038 Sidco Drive Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)
(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02.	Results of Operations and Financial Condition
Item 2.06.	Material Impairments
Item 7.01.	Regulation FD Disclosure
Item 9.01.	Financial Statements and Exhibits

SIGNATURES
EXHIBIT INDEX

EX-99.1	Press Release dated February 8, 2007

Item 2.02. Results of Operations and Financial Condition
     On February 8, 2007, O’Charley’s Inc. (the “Company”) issued a press release announcing its fiscal 2006 and fiscal 2006 fourth quarter earnings results. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 2.06 Material Impairments
     On February 7, 2007, the Company’s Board of Directors concluded that an impairment charge was required under generally accepted accounting principles relating to (i) three underperforming O’Charley’s restaurants that the Company has determined to close, (ii) one O’Charley’s restaurant and two Ninety Nine restaurants that will remain open, (iii) purchased software that is no longer in use and (iv) asset write-offs relating to the Company’s rebranding efforts. The total impairment charge related to these matters is $4.2 million, or $0.12 per diluted share, which will be reflected in the Company’s consolidated statement of earnings for the fiscal year ended December 31, 2006.
Item 7.01. Regulation FD Disclosure
     On February 8, 2007, O’Charley’s Inc. issued a press release announcing its fiscal 2006 and fiscal 2006 fourth quarter earnings results. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.
          99.1 Press Release dated February 8, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer, Secretary and Treasurer

Date: February 8, 2007

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated February 8, 2007